UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2026

BYRNA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115
Andover, MA 01810
(Address and Zip Code of principal executive offices)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 7, 2026, Byrna Technologies Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with HERO Defense Systems, LLC, a Nevada limited liability company (“Hero”), and, solely for the limited purposes specified therein, David Clemons and Daniel Danowski (collectively, the “Founders”), who are the principal members of Hero. Pursuant to the Purchase Agreement, the Company agreed to acquire substantially all of the assets used in or related to Hero’s business of designing, developing, manufacturing, marketing and selling less-lethal defense products and related products and accessories (the “Business”), and to assume only the limited liabilities expressly specified in the Purchase Agreement (the “Acquisition”). The Founders join in the Purchase Agreement solely for purposes of specified securities representations, the transition and restrictive-covenant obligations described below, and the indemnification provisions of the Purchase Agreement.

Purchase Price. The aggregate purchase price for the acquired assets is $1,250,000, consisting of $625,000 in cash and $625,000 in restricted shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), plus the Royalty (as defined below) and the assumption of the assumed liabilities. The number of shares of Common Stock issuable as the stock portion of the purchase price will be determined by dividing $625,000 by the volume-weighted average price of the Common Stock over the 60 consecutive trading days ending on the trading day immediately preceding the closing of the Acquisition (the “Closing”), and in no event will exceed 104,000 shares (subject to customary anti-dilution adjustment).

Holdback. At the Closing, $125,000 of the cash consideration will be deposited into escrow with a third-party escrow agent as security for Hero’s indemnification obligations under the Purchase Agreement. The escrowed amount will be held for up to 18 months following the Closing and released in two installments, 50% on the 12-month anniversary of the Closing and the remainder on the 18-month anniversary, in each case net of amounts applied to satisfy indemnification claims and a reasonable reserve for pending claims, and subject to the Company’s setoff rights under the Purchase Agreement.

Royalty. As additional consideration, the Company will pay Hero a royalty (the “Royalty”) equal to 3.5% of net sales of specified Hero products and of successor, derivative or improved products that incorporate, or are derived in any material respect from, the acquired intellectual property. The Royalty is subject to a guaranteed minimum of $250,000, payable in five equal annual installments of $50,000, and will terminate upon the earlier of (i) the date on which aggregate Royalty payments reach $5,000,000 and (ii) the fifth anniversary of the Closing.

Stock Consideration; Resale Restrictions. The shares of Common Stock issued as the stock portion of the purchase price will be issued at the Closing as “restricted securities” in a private placement not involving any public offering, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D thereunder. Hero has represented that it (and each Founder, with respect to any shares that may be distributed to such Founder) is an “accredited investor” as defined in Regulation D and is acquiring the shares for investment and not with a view to distribution. The shares will be subject to a six-month contractual lock-up following the Closing, in addition to the transfer restrictions applicable to restricted securities under Rule 144 under the Securities Act and will not be registered under the Securities Act or any state securities laws.

Restrictive Covenants. As a material inducement to the Company to acquire the Business and its goodwill, at the Closing Hero and each Founder will enter into non-competition and non-solicitation covenants in favor of the Company for a period of five years following the Closing. The Founders will also provide transition and integration assistance to the Company for a period following the Closing.

Indemnification. The Purchase Agreement contains customary representations, warranties and covenants, together with customary indemnification provisions that are subject to specified survival periods, a deductible/basket and negotiated liability caps. The Company’s recovery for breaches of general representations is limited to the escrowed holdback and setoff against unpaid Royalty; recovery for breaches of specified fundamental and specialty representations, for excluded liabilities and for fraud is subject to higher limits. In addition, the Founders have provided a limited, joint and several guarantee of specified indemnification obligations of Hero, capped (except in the case of fraud) at the aggregate consideration received by each Founder in connection with the Acquisition.

Closing Conditions; Termination. Consummation of the Acquisition is subject to customary closing conditions, including the accuracy of the parties’ representations and warranties, compliance with covenants and the absence of a material adverse effect. The Purchase Agreement may be terminated by either party if the Closing has not occurred on or before September 30, 2026. The Company currently expects the Closing to occur within approximately 30 days following the signing of the Purchase Agreement, subject to the satisfaction or waiver of the closing conditions. There can be no assurance that the Acquisition will be completed within this timeframe or at all.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On July 8, 2026, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

2.1†	Asset Purchase Agreement, dated as of July 7, 2026, by and among Byrna Technologies Inc., HERO Defense Systems, LLC and the Founders named therein
99.1	Press release, dated July 8, 2026 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. federal securities laws, including statements regarding the expected timing and completion of the Acquisition, the anticipated issuance of shares of Common Stock in connection with the Acquisition, the receipt of required regulatory approvals and the anticipated benefits of the Acquisition. Forward-looking statements are based on the Company’s current expectations and assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including the possibility that the closing conditions to the Acquisition are not satisfied, that required regulatory approvals are delayed or not obtained, that the Acquisition is not completed within the anticipated timeframe or at all, and the other risks described in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent reports. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: July 8, 2026	By:	/s/ Laurilee Kearnes
Name: Laurilee Kearnes Title: Chief Financial Officer